FIRST QUARTER 2014 NASDAQ:HMST

Important Disclosures Forward-Looking Statements This presentation includes forward-looking statements, as that term is defined for purposes of applicable securities laws, about our industry, our future financial performance and business activity. These statements are, in essence, attempts to anticipate or forecast future events, and thus subject to many risks and uncertainties. These forward-looking statements are based on our management's current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. Forward looking statements in this release include, among other matters, statements regarding our business plans and strategies (including our expansion strategies) and the expected effects of those initiatives, general economic trends, particularly those that affect mortgage origination and refinance activity, and growth scenarios and performance targets. Readers should note, however, that all statements in this presentation other than assertions of historical fact are forward looking in nature. These statements are subject to risks, uncertainties, assumptions and other important factors set forth in our SEC filings, including but not limited to our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our most recent Quarterly Report on Form 10-Q. Many of these factors are beyond our control. Such factors could cause actual results to differ materially from the results discussed or implied in the forward- looking statements. These risks include statements predicated on our ability to integrate our recent acquisitions and to continue to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities; our ability to manage these efforts cost-effectively and to attain the desired operational and financial outcomes; our ability to manage the losses inherent in our loan portfolio; our ability to make accurate estimates of the value of our non-cash assets and liabilities; our ability to maintain electronic and physical security of customer data; our ability to respond to an increasingly restrictive and complex regulatory environment; and our ability to attract and retain key personnel. Actual results may fall materially short of our expectations and projections, and we may change our plans or take additional actions that differ in material ways from our current intentions. Accordingly, we can give no assurance of future performance, and you should not rely unduly on forward-looking statements. All forward looking statements are based on information available to the Company as of the date hereof, and we do not undertake to update or revise any forward looking statements, for any reason. Basis of Presentation of Financial Data Unless noted otherwise in this presentation, all reported financial data is being presented as of the period ending March 31, 2014. Non-GAAP Financial Measures Information on any non-GAAP financial measures referenced in this presentation, including a reconciliation of those measures to GAAP measures, may also be found in our SEC filings and in the earnings release available on our web site. 2

Established Western U.S. Franchise 3 • 92-year-old diversified financial services company headquartered in Seattle with concentration in Pacific Northwest • Leading Northwest mortgage lender and commercial & consumer bank • Growing home loan center network in California • Assets of $3.1 billion with branches and lending centers in the Pacific Northwest, California and Hawaii • Deposits of $2.4 billion • 84 retail deposit branches and lending centers in the Western United States and Hawaii (1) As of 4/15/14 Operations Overview Pacific Northwest Retail banking, mortgage lending, commercial lending, commercial real estate, residential construction California Mortgage lending, commercial real estate, residential construction Utah Residential construction Hawaii Retail banking, mortgage lending, residential construction, commercial real estate

Strategy 4 Build Single Family Mortgage origination market share • Organic growth opportunities  Expand Commercial & Consumer Banking activities  Expand multifamily mortgage banking – Fannie Mae DUS® program and B2B  Grow portfolio lending – Commercial Lending, Commercial Real Estate and Construction  Increase density of retail deposit branch network • Growth via acquisition of smaller institutions in-market and in new markets • Continue opportunistic expansion (market share and footprint) of Single Family mortgage banking activities • Target major markets in Western U.S. • Leverage operating efficiencies through greater earning asset growth than operating expense growth • Long-term target efficiency ratio in the mid-to-low 60% range • Deploy capital in support of growth objectives • Target long-term 15%+ ROE Expand Commercial & Consumer Banking Ongoing expense management Optimize use of capital To grow and diversify earnings by expanding our Commercial & Consumer Banking business and continue to build Mortgage Banking market share in new and existing markets

Recent Developments Results of Operations • First quarter net income of $2.3 million or $0.15 EPS. Excluding acquisition-related expenses of $823 thousand, pro forma net income was $2.8 million or $0.19 EPS. Strategic Growth Activity • Achieved #1 ranking for purchase mortgage origination in the Pacific Northwest in Q1 2014, a first for the Company • Strong deposit growth of 7.3% in Q1 2014, including a 10% increase in noninterest-bearing deposits • Network of home loan centers increased by five(1), adding four in California and one in Hawaii • Added two new Residential Construction Lending teams in Utah and California, marking our entrance into these markets • Net headcount decrease of 11  Increase of 12 Operations, Lending, Customer Service and Support headcount in the Commercial & Consumer Banking Segment  Decrease of 3 Corporate Support & Administration positions  Increase of 12 Mortgage Banking Production headcount  Decrease of 32 Mortgage Banking Fulfillment & Operations headcount, including rebalancing of staff across regions to maximize efficiency during expansion activities • Completed integration and system conversions of Fortune Bank and Yakima National Bank, both of which were acquired in Q4 2013. Early performance of merged entities has exceeded plans for employee and customer retention, loan and product growth and other operating synergies. Balance Sheet and Capital Management • Company decided to sell Single Family Mortgage Loans from the Held for Investment Loan Portfolio, $56 million of which was executed in Q1, and approximately $250 million was transferred to Held for Sale with anticipation of closing in Q2 2014 • Planned marketing of Mortgage Servicing Rights in Q2 2014 • Filed S-3 Shelf Registration statement. No equity/debt issuance anticipated at this time. Shareholder Dividend • Suspension of special dividend 5 (1) As of 4/15/2014

Results of Operations

($ in thousands)		Mar. 31, 2014		Dec. 31, 2013		Sept. 30, 2013		Jun. 30, 2013		Mar. 31, 2013
		For the three months ended								
Net interest income	$	22,712	$	21,382	$	20,412	$	17,415	$	15,235
Provision for loan losses		(1,500)		-		(1,500)		400		2,000
Noninterest income		34,707		36,072		38,174		57,556		58,943
Noninterest expense		56,091		58,868		58,116		56,712		55,799
Net income before taxes		2,828		(1,414)		1,970		17,859		16,379
Income taxes		527		(553)		308		5,791		5,439
Net income (loss)	$	2,301	$	(861)	$	1,662	$	12,068	$	10,940
Diluted EPS	$	0.15	$	(0.06)	$	0.11	$	0.82	$	0.74
Pro forma net income (1)	$	2,836	$	1,791	$	1,963	$	12,072	$	10,940
Pro forma EPS (1)	$	0.19	$	0.12	$	0.13	$	0.82	$	0.74

Tangible BV/share (2)	$	17.47	$	17.00	$	18.57	$	18.60	$	18.75
Pro forma ROAA (1)		0.38%		0.25%		0.28%		1.86%		1.75%
Pro forma ROAE (1)		4.16%		2.67%		2.89%		17.20%		15.95%
Net Interest Margin		3.51%		3.34%		3.41%		3.10%		2.81% (3)
Tier 1 Leverage Ratio (Bank)		9.94%		9.96%		10.85%		11.89%		11.97%
Total Risk-Based Capital (Bank)		15.04%		15.28%		18.44%		19.15%		20.47%

(1) Excludes pre-tax acquisition-related expenses of $823 thousand in Q1 2014, $4.1 million in Q4 2013 and $463 thousand in Q3. See appendix for reconciliation of non-GAAP financial measures.

(2) See appendix for reconciliation of non-GAAP financial measures.

(3) Interest expense for Q1 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years resulting from the under-accrual of deferred interest due on TruPS. The Company's Net Interest Margin for Q1 2013, excluding the impact of this correction, was 3.06%.

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Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Net Interest Margin (%) 2.81% 3.10% 3.41% 3.34% 3.51% Total Interest-Bearing COF (%) 1.27% 0.64% 0.57% 0.51% 0.55% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Net Interest Margin • Q1 2014 NIM increased 17 bps from the fourth quarter of 2013, due primarily to higher yields on investment securities related to lower MBS prepayments and recognition of nonaccrual interest on payoff of classified commercial loans (Q1 NIM 7 bps higher due to nonaccrual interest recognition). • Average cost of deposits decreased to 42 bps in the first quarter from 43 bps in the fourth quarter of 2013 and 74 bps in the first quarter of 2013 due to increases in noninterest-bearing transaction and savings accounts and mortgage servicing and escrow balances. 7 (1) (1) Interest expense for the first quarter of 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years resulting from the under-accrual of deferred interest due on TruPS. The Company’s Net Interest Margin for the three months ended March 31, 2013, excluding the impact of this correction, was 3.06%. (1)

Interest-Earning Assets • Total average interest-earning assets increased by $30 million or 1.1% in Q1 – a $97 million increase in loans held for investment and $34 million increase in loans held for sale, offset by $88 million decrease in average securities balances • Excluding run-off and transfers to held for sale, loans held for investment increased by $211 million or 10.0% in Q1 − New loan originations of $145 million and new commitments of $291 million in mortgage, commercial lending, commercial real estate and residential construction − Run-off continued to occur at an accelerated pace of approximately 6% in Q1 2014 8 Avg. Yield 3.40% 3.50% 3.60% 3.70% 3.80% 3.90% 4.00% 4.10% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 $ i n b illi on s Interest-Earning Assets Loans Held for Sale Cash & Cash Equivalents Investment Securities Loans Held for Investment Average Yield Avg. Yield 3.80% 3.63% 3.88% 3.80% 3.99%

Noninterest Income • Noninterest income decreased 4% to $34.7 million for Q1 2014 compared to Q4 2013, due to lower mortgage origination and sale revenue 9 $58,943 $57,556 $38,174 $36,072 $34,707 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Noninterest Income ($ in thousands)

0 200 400 600 800 1,000 1,200 1,400 1,600 $40.0 $45.0 $50.0 $55.0 $60.0 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Noninterest Expense ($ in millions) FTE Total noninterest expense $55.8 $56.7 $58.1 $58.9 $56.1 Salaries & related costs $35.1 $38.6 $39.7 $36.1 $35.5 General & administrative $10.9 $10.3 $9.2 $9.9 $10.1 Occupancy $2.8 $3.4 $3.5 $4.1 $4.4 Information services $3.0 $3.6 $3.6 $4.4 $4.5 Other noninterest expense $4.0 $0.9 $2.2 $4.4 $1.6 FTE 1,218 1,309 1,426 1,502 1,491 Pro forma efficiency ratio 75.22% 75.64% 98.41% 95.36% 96.25% Noninterest Expense • Noninterest expense included $823 thousand of acquisition-related expenses in Q1 2014, $4.1 million in Q4 2013 and $463 thousand in Q3 • Full-time equivalent employees decreased by 1% in Q1 • Decreased salaries and related costs due primarily to lower commissions paid on lower mortgage production volume • Noninterest expense will continue to vary primarily based on headcount and mortgage origination volume 10 (1) Excludes acquisition-related expenses. See appendix for reconciliation of non-GAAP financial measures. (1)

Segment Overview Mortgage Banking • Regional Single Family mortgage origination platform • 100% direct retail origination • Majority of production sold into secondary market • Fannie Mae, Freddie Mac, FHA, VA lender since programs’ inception • Portfolio products: jumbo and custom home construction • Servicing retained on majority of originated loans sold to secondary markets • Build Western U.S. major market retail franchise • Dynamic personnel management in relation to changes in market conditions • Fixed/Semi/Variable cost management • Long-term targeted ROE of >25% Commercial & Consumer Banking 11 Overview • Commercial Banking • Commercial lending, including SBA • All CRE property types with multifamily focus • Residential construction • Commercial deposit, treasury and cash management services • Consumer Banking • Consumer loan and deposit products • Consumer investment, insurance and private banking products and services • Expand market/grow market share in current and new markets • Follow mortgage expansion • Diversify and grow loan portfolio 5% or more per quarter (1) • Manage non-interest expense increase to 1%-2% per quarter • Long-term targeted ROE range of 8-12%  Commercial lending - 8-12%  Commercial real estate - 10-15%  Residential construction - 20-30%  Single Family residential - 10-15% Strategic Objectives (1) Actual growth of loan portfolio is subject to, among other things, actual loan production volumes, portfolio runoff, portfolio loan sales, portfolio credit performance and net interest margin. Other portfolio management considerations include liquidity management, capital requirements and profitability.

12 Commercial & Consumer Banking

Commercial & Consumer Banking Segment

($ in thousands)	For the three months ended Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Net interest income	$ 20,233	$ 18,160	$ 16,095	$ 13,790	$ 11,127
Provision for loan losses	(1,500)	-	(1,500)	400	2,000
Noninterest income	1,253	2,885	1,229	1,537	2,390
Noninterest expense	18,663	20,822	13,813	13,446	15,686
Net income before taxes	4,323	223	5,011	1,481	(4,169)
Income taxes	990	(21)	1,220	65	(1,355)
Net income (loss)	$ 3,333	$ 244	$ 3,791	$ 1,416	$ (2,814)
Pro forma net income (loss) [(1)]	$ 3,868	$ 2,896	$ 4,092	$ 1,420	$ (2,814)
Pro forma ROAA [(1)]	0.61%	0.48%	0.75%	0.28%	(0.60)%
Pro forma ROAE [(1)(2)]	7.29%	4.76%	7.48%	2.85%	(6.05)%
Pro forma efficiency ratio [(1)]	83.03%	79.55%	77.06%	87.69%	116.05%
Net Interest Margin	3.50%	3.22%	3.28%	3.02%	2.72% [(3)]
Total average earning assets	$ 2,385,587	$ 2,288,232	$ 2,044,067	$ 1,897,225	$ 1,768,278
FTE	588	577	504	476	439

- Total new loan commitments of $291 million, compared to $379 million in Q4
- Deposit balances of $2.4 billion increased 7% from Q4 2013
- NIM of 3.50%, an increase of 78 bps from the same period last year
- Continued strong credit performance including significant reductions in classified assets, nonaccruals, delinquencies and TDRs

[(1)] Excluded $823 thousand of pre-tax acquisition-related expenses in Q1 of 2014, $4.1 million in Q4 of 2013 and $463 thousand in Q3. See appendix for reconciliation of non-GAAP financial measures.

[(2)] Starting in 2014, equity allocated to segment based upon Basel III risk-weighted assets. Prior to 2014, equity allocated based on total assets.

[(3)] Interest expense for the first quarter of 2013 included $1.4 million related to the correction of the cumulative effect of an error in prior years resulting from the under-accrual of deferred interest due on TruPS. The Company's Net Interest Margin for the three months ended March 31, 2013, excluding the impact of this correction, was 3.02%.

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Loan Portfolio

- Loans held for investment decreased as $310 million of single family mortgage loans were transferred out of the portfolio and into loans held for sale in March of this quarter, with $56 million of these loans sold before quarter-end. Notwithstanding the transfer, loan portfolio growth was strong and new loan commitments totaled $290.8 million.

Loan Composition
$1.90 billion



4%
6%
8%
19%
20%
40%
4%
C&I/CRE Owner-Occupied
CRE Non-Owner Occupied
CRE - Multifamily
Single Family
Consumer
Residential Construction
CRE Construction

CRE by Property Type
$551 million



9%
24%
33%
20%
14%
Retail
Indust./Warehouse
Multifamily
Office
Other

Q1 Origination Activity

C&I Lending	$29 million in origination commitments
	$53 million pipeline [1]
CRE	$109 million in origination commitments
	$257 million pipeline [1]
Residential Construction	$59 million in origination commitments
	$232 million pipeline [1]
Single Family [2]	$94 million in originations
	$53 million pipeline [3]

(1) Not all loans under negotiation will close
(2) Includes HELOCs
(3) Represents rate locks for loans designated as Held For Investment, not adjusted for estimated fallout

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Credit Quality

($ in thousands)	Mar. 31, 2014 HMST	Mar. 31, 2014 Peer Avg	Dec. 31, 2013 HMST	Dec. 31, 2013 Peer Avg	Sept. 30, 2013 HMST	Sept. 30, 2013 Peer Avg	Jun. 30, 2013 HMST	Jun. 30, 2013 Peer Avg	Mar. 31, 2013 HMST	Mar. 31, 2013 Peer Avg
Classfied assets	$46,937	--	$50,600 [3]	--	$54,355	--	$74,721	--	$90,076	--
Nonperforming assets [1]	$34,912	--	$38,618 [3]	--	$39,019	--	$41,650	--	$53,797	--
OREO	$12,089	--	$12,911 [3]	--	$12,266	--	$11,949	--	$21,664	--
Classified assets/total assets	1.50%	[6]	1.65%	1.89%	1.90%	2.06%	2.69%	2.04%	3.59%	2.27%
Nonperforming assets/total assets [1]	1.12%	[6]	1.26%	1.16%	1.37%	1.21%	1.50%	1.37%	2.14%	1.61%
Total delinquencies/total loans	4.33%	2.07%	4.45%	2.30%	5.64%	2.23%	6.06%	2.68%	6.66%	3.27%
Total delinquencies/total loans - adjusted [2]	1.66%	2.05%	1.63%	2.28%	2.16%	2.22%	2.52%	2.66%	2.94%	3.00%
ALLL/total loans	1.31% [4]	[6]	1.26% [4]	1.25%	1.61%	1.26%	1.92%	1.31%	2.05%	1.38%
ALLL/Nonperforming loans (NPLs)	96.95%	[6]	93.00%	134.65%	92.30%	128.80%	93.11%	112.61%	88.40%	96.94%

- Nonperforming assets declined to 1.12% of total assets compared to 1.26% in Q4 2013
- Classified assets declined to 1.50% of total assets compared to 1.65% of total assets in Q4 2013
- OREO declined 40% compared to Q1 2013
- Delinquent loans totaled $27 million, excluding $46 million of loans insured or guaranteed by FHA or VA that were still accruing at quarter-end
- Peer group comprised of AF, WAFD, ISBC, BKU, SBCF, BANC, ESBF, UCFC, PGC, CZNC, PROV, FFNW, SMPL, TSH [5]

[1] Nonperforming assets includes nonaccrual loans and OREO, excludes TDRs
[2] Total delinquencies and total loans are both net of Ginnie Mae EBO loans (FHA/VA loans)
[3] Classified assets at December 31, 2013 include $4.2 million, nonperforming assets include $8.6 million and OREO includes $729 thousand from acquisitions
[4] Includes acquired loans. Excluding acquired loans, ALLL/total loans is 1.46% at March 31, 2014.
[5] Source: SNL
[6] Not available at time of publishing

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$1,976,835 $2,210,821 $2,371,358 49% 61% 59% 4% 9% 9% 33% 23% 23% 14% 7% 9% 12/31/12 12/31/13 3/31/14 Composition of Deposits ($ in thousands) Mortgage Svcg. Escrow Accts. & Other Time Deposits Interest-Bearing Transaction & Savings Deposits Noninterest-Bearing Transaction & Savings Deposits Deposits • Total deposits of $2.4 billion at March 31, 2014, an increase of 7% over the fourth quarter, primarily due to increases in transaction and savings accounts and mortgage servicing and escrow accounts • Four Seattle-area retail deposit branch openings scheduled in 2014 16

17 Mortgage Banking

Mortgage Banking Segment

	For the three months ended				
($ in thousands)	Mar. 31, 2014	Dec. 31, 2013	Sept. 30, 2013	Jun. 30, 2013	Mar. 31, 2013
Net interest income	$ 2,479	$ 3,222	$ 4,317	$ 3,625	$ 4,108
Noninterest income	33,454	33,187	36,945	56,019	56,553
Noninterest expense	37,428	38,046	44,303	43,266	40,113
Net income before taxes	(1,495)	(1,637)	(3,041)	16,378	20,548
Income taxes	(463)	(532)	(912)	5,726	6,794
Net income (loss)	$ (1,032)	$ (1,105)	$ (2,129)	$ 10,652	$ 13,754
ROAA	(0.82)%	(0.81)%	(1.32)%	6.67%	8.17%
ROAE [(1)]	(5.59)%	(8.07)%	(13.18)%	66.70%	81.68%
Efficiency Ratio	104.16%	104.50%	107.37%	72.54%	66.13%
FTE	903	925	922	833	779

- Interest rate lock commitment volume of $803 million was 21% higher than in Q4, while closed loan volume of $676 million was 13% lower than in Q4
  - Increase in interest rate lock commitments was primarily the result of the expected seasonality in the mortgage loan business and the impact of loan officer hiring ramp-up
- Composite margin of 323 basis points, down 27 basis points from the prior quarter
- Mortgage servicing fees increased as Company's portfolio of Single Family loans serviced for others increased by 3% in the quarter. Servicing income of $7.5 million increased $50 thousand from the prior quarter and $4.7 million from Q1 2013.

[(1)] Starting in 2014, equity allocated to segment based upon Basel III risk-weighted assets. Prior to 2014, equity allocated based on total assets.

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Mortgage Origination 19 (1) Represents combined value of secondary marketing gains and originated mortgage servicing rights stated as a percentage of interest rate lock commitments. (2) Loan origination and funding fees stated as a percentage of mortgage originations from the retail channel and excludes loans purchased from WMS. (3) Excludes the impact of a $4.3 million upward adjustment related to a change in accounting estimate that resulted from a change in the application of the valuation technique used to value the Company's interest rate lock commitments. Including the impact of this cumulative effect adjustment, the secondary marketing gain margin and Composite Margin were 427 and 503 basis points, respectively, in the first quarter of 2013. $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Held for Sale Closed Loans Production ($ in millions) HMST WMS Rate locks Bps 0 50 100 150 200 250 300 350 400 450 500 Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Single Family Composite Margin (bps) Secondary gains/rate locks Loan fees/closed loans Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 HMST $1,024 $1,107 $1,020 $681 $598 WMS $ 68 $201 $167 $92 $78 Closed Loans $1,192 $1,307 $1,187 $773 $676 Purchase % 37% 59% 66% 76% 78% Refinance % 63% 41% 34% 24% 22% Rate locks $1,036 $1,423 $786 $662 $803 Purchase % 50% 59% 80% 72% 77% Refinance % 50% 41% 20% 28% 23% Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 Secondary gains/rate locks (1) 385 (3) 305 294 266 243 Loan fees/closed loans (2) 76 75 81 84 80 Composite Margin 461 380 375 350 323

Q1 13 Q2 13 Q3 13 Q4 13 Q1 14 SF Residential $9,701 $10,405 $11,286 $11,796 $12,198 $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 Mortgage Servicing Portfolio ($ in millions) Mortgage Servicing As of March 31, 2014 • Constant Prepayment Rate (CPR) – 6.24% for Q1 2014, the lowest level in the last 10 years • Weighted average servicing fee of 29.4 bps • MSRs represent 1.23% of ending UPB – 4.18 weighted average servicing fee multiple • Weighted average age – 26.92 months • Weighted average remaining life – 78.14 months as of 3/31/14 • Composition of 25.5% government • Total delinquency of 1.29% (including foreclosures) • Weighted average note rate of 4.09% 20 $9,701 $10,405 $11,286 $11,796 $12,198

Mortgage Market & Competitive Landscape 21 Mortgage Market • Most recent MBA origination forecast for 2015 indicates a stabilization of volumes starting in Q2 2014 and continued shift towards a purchase-oriented market (refer to appendix) • Q1 2014 mortgage industry originations were the lowest level since Q3 1997 (per MBA) • Compared to Q4 2013, mortgage origination nationally was down 23% in Q1 2014 vs. HomeStreet’s quarter-over-quarter decline of 13% • The Pacific Northwest market has historically been more seasonal than the national market Competitive Landscape • In the first quarter, HomeStreet became the number one loan originator for purchase mortgages in the Pacific Northwest region for the first time in its history • Consistent with historical seasonality, loan application and interest rate lock volume have increased steadily since year- end. January locks increased 26% over December, February locks increased 15% over January, March locks increased 22% over February, and April locks increased 12% over March. • Rate lock commitments exceeded loan closings for the first time since Q2 2013 Origination Growth Strategy • Until the mortgage market stabilizes and loan officer productivity is more predictable, our strategy for growth will focus on infill, top-grading (offsetting attrition with high performing producers), and strong profit margin opportunities (e.g., regions with significant FHA/VA lending) • Upon stabilization of mortgage market, opportunistically expand footprint with focus on strong profit margin opportunities

Production Costs 22 Drivers of High Cost in Recent Periods • Low housing inventory has led to a disproportionately high number of prequalification applications vs. applications with property, resulting in production inefficiency since all applications must be underwritten • Seasonality and severity of decline in volume make forecasting challenging • Higher investor/regulatory/compliance costs • Implementation of new loan origination system to streamline workflow and improve cost efficiency; benefits to be realized after second quarter • Maintained base level of staffing in anticipation of higher seasonal volume, converting semi-variable cost into fixed cost • Investment in expansion in new markets, most significantly in California Mitigating High Costs • Manage costs, particularly variable, by scaling fulfillment and operations based on anticipated mortgage production levels • Further staffing reductions in Q1 2014 in operations in response to lower-than-anticipated origination volume • Loan commissions have declined as a result of commission plan changes and volume tier structure (67 bps in Q1 2014 vs. 83 bps in Q1 2013) 13% 55% 32% Composition of Costs (Q1 2014) Total Fixed Costs Total Semi-Variable Costs Total Variable Costs

Franchise Value • Established and growing financial institution concentrated in the Pacific Northwest • Leading regional Single Family mortgage lender • Focus on business diversification: growth of Commercial & Consumer Banking to balance Mortgage Banking earnings • High historical returns on equity due to high noninterest income • Attractive valuation transition opportunity as company diversifies http://ir.homestreet.com ir@homestreet.com 23

. 24 Appendix

Management Team 25 Executive Joined Company Years in Industry Relevant Experience Mark K. Mason Director, Vice Chairman, President and Chief Executive Officer September 2009 28 • Seasoned banking executive with demonstrated success implementing turnaround and growth strategies • Former Chairman and CEO of Fidelity Federal Bank of Los Angeles Cory D. Stewart Executive Vice President, Chief Accounting Officer March 2012 14 • Extensive experience in finance, accounting and enterprise risk management roles in the financial industry including at Washington Mutual • MBA, CPA, CFA charter holder Darrell van Amen Executive Vice President, Chief Investment Officer March 2003 25 • Manages bank’s MSR and pipeline risk, secondary marketing and investment portfolio • Formerly with Royal Bank of Canada and Old Kent Financial Jay C. Iseman Executive Vice President, Chief Credit Officer August 2009 23 • Significant experience in credit administration and special assets for Bank of America and Key Bank • Chairs Bank Loan Committee Godfrey B. Evans Executive Vice President, General Counsel and Chief Administrative Officer November 2009 33 • Significant experience in banking, regulation, M&A and corporate securities law • Previously General Counsel and CAO at Fidelity Federal Bank and corporate lawyer at Gibson, Dunn & Crutcher

Management Team (cont.)

Executive	Joined Company	Years in Industry	Relevant Experience
Rose Marie David *Executive Vice President, Single Family Lending Director*	March 2012	29	• Responsible for all aspects of mortgage banking originations, operations and servicing • Previously with MetLife Home Loans
Richard W. H. Bennion *Executive Vice President, Residential Lending Director*	June 1977	37	• Responsible for residential construction lending production • Chairman of the board of Windermere Mortgage Services (WMS) • Member of Fannie Mae Western Business Center Advisory Board
Randy Daniels *Executive Vice President, Commercial Real Estate Lending Director*	September 2012	27	• Oversees commercial real estate lending activities through portfolio and Fannie Mae DUS programs • Formerly led Bank of America's commercial real estate division in the Northwest
David Straus *Executive Vice President, Commercial Banking*	November 2013	41	• Responsible for all aspects of commercial lending • Founder and past CEO of Fortune Bank • Past chairman of Washington Bankers Association
Jeff Newgard *Executive Vice President, Eastern Region President*	November 2013	17	• Responsible for management and strategic expansion in Central and Eastern Washington • Past CEO of Yakima National Bank

[HomeStreet]

Basel III 27 Estimated Capital Ratios under Basel III – March 31, 2014 Under Current Rules Pro Forma Basel III (fully implemented) Pro Forma Basel III (effective Jan. 1, 2015) (3) Under Current Rules Pro Forma Basel III (fully implemented) Pro Forma Basel III (effective Jan. 1, 2015) (3) Under Current Rules Pro Forma Basel III (fully implemented) (3) Pro Forma Basel III (effective Jan. 1, 2015) Tier 1 Leverage 5.0% 5.0% (1) 5.0% 9.9% 7.3% 9.1% 10.5% 7.4% 9.5% Tier 1 Risk-Based Capital 6.0% 8.5% (2) 8.0% 14.0% 10.0% 11.9% 12.1% 8.3% 10.3% Total Risk-Based Capital 10.0% 10.5% (2) 10.0% 15.0% 11.1% 12.9% 12.9% 9.2% 11.1% HomeStreet Bank HomeStreet, Inc. (1) Capital Conservation Buffer does not apply to Tier 1 Leverage Ratio under Basel III (2) Ratio includes 2.5% Capital Conservation Buffer required by Basel III for unrestricted payments of dividends, share buybacks and discretionary bonus payments (3) Rules effective January 1, 2015 incorporate a 40% phase-in of threshold and aggregate deductions applied to servicing and deferred tax assets and no Capital Conservation Buffer Well-Capitalized Minimum

Non-GAAP Financial Measures 28 Tangible Book Value: Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands, except share data) 2014 2013 2013 2013 2013 Shareholders' equity $273,510 $265,926 $268,208 $268,321 $270,405 Less: Goodwill and other intangibles (14,098) (14,287) (424) (424) (424) Tangible common shareholders' equity $259,412 $251,639 $267,784 $267,897 $269,981 Book value per share $18.42 $17.97 $18.60 $18.62 $18.78 Impact of goodwill and other intangibles (0.95) (0.97) (0.03) (0.02) (0.03) Tangible book value per share $17.47 $17.00 $18.57 $18.60 $18.75 Average shareholders' equity $272,596 $268,328 $271,286 $280,783 $274,355 Less: Average goodwill and other intangibles (14,215) (9,927) (424) (424) (424) Average tangible shareholders' equity $258,381 $258,401 $270,862 $280,359 $273,931 Return on average common shareholders’ equity 3.38% (1.28)% 2.45% 17.19% 15.95% Impact of goodwill and other intangibles 0.18% (0.05)% —% 0.03% 0.02% Return on average tangible common shareholders' equity 3.56% (1.33)% 2.45% 17.22% 15.97% Quarter Ended

Non-GAAP Financial Measures 29 Net Income, Excluding Acquisition-Related Expenses: Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2014 2013 2013 2013 2013 Net (loss) income $2,301 ($861) $1,662 $12,068 $10,940 Add back: Acquisition-related expenses, net of tax 535 2,652 301 4 - Net income, excluding acquisition-related expenses $2,836 $1,791 $1,963 $12,072 $10,940 Noninterest expense $56,091 $58,868 $58,116 $56,712 $55,799 Deduct: acquisition-related expenses (823) (4,080) (463) (6) - Noninterest expense, excluding acquisition-related expenses $55,268 $54,788 $57,653 $56,706 $55,799 Diluted earnings per common share $0.15 ($0.06) $0.11 $0.82 $0.74 Impact of acquisition-related expenses 0.04 0.18 0.02 - - Diluted earnings per common share, excluding acquisition- related expenses $0.19 $0.12 $0.13 $0.82 $0.74 ROAA 0.30% (0.12)% 0.24% 1.86% 1.75% Impact of acquisition-related expenses, net of tax 0.08% 0.36% 0.04% (0.00)% 0.00% ROAA, excluding acquisition-related costs 0.38% 0.25% 0.28% 1.86% 1.75% ROAE 3.38% (1.28)% 2.45% 17.19% 15.95% Impact of acquisition-related expenses, net of tax 0.78% 3.95% 0.44% 0.01% 0.00% ROAE, excluding acquisition-related costs 4.16% 2.67% 2.89% 17.20% 15.95% Efficiency ratio 97.69% 102.46% 99.20% 75.65% 75.22% Impact of acquisition-related expenses, net of tax (1.43)% (7.10)% (0.79)% (0.01)% 0.00% Efficiency ratio, excluding acquisition-related costs 96.25% 95.36% 98.41% 75.64% 75.22% Quarter Ended

Non-GAAP Financial Measures 30 Net Income, Excluding Acquisition-Related Expenses (continued): Mar. 31, Dec. 31, Sept. 30, Jun. 30, Mar. 31, (dollars in thousands) 2014 2013 2013 2013 2013 Commercial and Consumer Banking Segment: Net income $3,333 $244 $3,791 $1,416 ($2,814) Impact of acquisition-related expenses, net of tax 535 2,652 301 4 - Net income, excluding acquisition-related expenses $3,868 $2,896 $4,092 $1,420 ($2,814) ROAA 0.52% 0.04% 0.69% 0.28% (0.60)% Impact of acquisition-related expenses, net of tax 0.08% 0.44% 0.06% 0.00% 0.00% ROAA, excluding acquisition-related costs 0.61% 0.48% 0.75% 0.28% (0.60)% ROAE 6.28% 0.40% 6.93% 2.84% (6.05)% Impact of acquisition-related expenses, net of tax 1.01% 4.36% 0.55% 0.01% 0.00% ROAE, excluding acquisition-related costs 7.29% 4.76% 7.48% 2.85% (6.05)% Efficiency ratio 86.86% 98.94% 79.73% 87.73% 116.05% Impact of acquisition-related expenses, net of tax (3.83)% (19.39)% (2.67)% (0.04)% 0.00% Efficiency ratio, excluding acquisition-related costs 83.03% 79.55% 77.06% 87.69% 116.05% Quarter Ended

0 100 200 300 400 500 600 700 Jan-13 Mar-13 May-13 Jul-13 Sep-13 Nov-13 Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Originators Actual Count and Growth Scenario - 2013-2015 Originator Count- Actual Originator Count- Growth Scenario 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100 200 3 400 500 600 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 MBA Origination Forecast (1): Purchase vs. Refi ($B) Orig, Purchase- Actual Orig, Purchase- MBA FCST Orig, Refi- Actual Orig, Refi- MBA FCST Orig, Refi %- Actual Orig, Refi%- MBA FCST (1) Source: MBA Forecast Oct .29, 2013 for 2012, MBA Forecast April 8, 2014 for 2013-2015 MBA Mortgage Forecast and Originator Growth 31

Production Costs 32 (1) Does not include corporate G&A allocations, which have ranged from 40-110 bps the last nine quarters. (2) Direct cost in bps is calculated based on closed loans volume (retail channel only). Lower closed loan volume in Q3/Q4 of 2013 and Q1-2014 resulted in higher direct costs as operations personnel were reduced to new lower levels of production. 284 242 219 230 277 270 295 328 380 7% 7% 6% 5% 7% 7% 8% 11% 13% 41% 51% 58% 61% 48% 50% 49% 38% 32% 52% 42% 35% 34% 46% 43% 43% 51% 55% - 50 100 150 200 250 300 350 400 0% 10% 20% 30% 40% 50% 60% 70% Q1-12 Q2-12 Q3-12 Q4-12 Q1-13 Q2-13 Q3-13 Q4-13 Q1-14 D ir ec t Co st in b p s % o f To ta l Composition of Mortgage Origination Costs Direct Cost in bps (1) (2) Total Fixed Costs % Total Variable Costs % Total Semi-Variable Costs %